                                                                   Exhibit 10.21

                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                          DIRECTORS' STOCK OPTION PLAN
                   1998 AMENDMENT AND RESTATEMENT, AS AMENDED

         1. PURPOSE. The Boston Private Financial Holdings, Inc. Directors' Stock Option Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as outside directors of Boston Private Financial Holdings, Inc. (the "Company") or Boston Private Bank & Trust Company (the "Bank") or a subsidiary of either by providing them opportunities to acquire shares of Common Stock of the Company pursuant to the terms of this Plan. By providing opportunities for such stock ownership, the interests of the Company, the Bank, or a subsidiary of either will be advanced by aligning the interests of the outside directors, who are not full-time employees, with those of shareholders of the Company, the Bank, or a subsidiary of either.

         2. ADMINISTRATION. The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purpose of the Plan. Any determination of the Committee may be made without notice or meeting of the Committee by a writing signed by the Committee members. Subject to the provisions of this Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding on the Company, the optionee and all other persons.

         3. EFFECTIVE DATE. This Plan became effective on March 31, 1993 (the

"Effective Date"), the date it was adopted by the Board of Directors of the Company. The Plan was approved by the shareholders at the May 26, 1993 annual meeting of shareholders of the Company. The Plan was amended and restated on March 15, 1995, the date it was adopted by the Board of Directors of the Company (the "1995 Restatement"). This Amendment and Restatement of the Plan became effective on January 28, 1998 (the "1998 Restatement"), the date it was adopted by the Board of Directors of the Company, provided, that, if recommended by counsel or required by law, the 1998 Restatement is approved by the shareholders at the next annual meeting of the shareholders of the Company following such adoption of the 1998 Restatement of the Plan by the Board of Directors of the Company.

         4. SHARES RESERVED UNDER THE PLAN. There originally was reserved for issuance under the Plan an aggregate of 90,000 shares of Common Stock which may be authorized but unissued or treasury shares. Pursuant to the 1995 Restatement, there was reserved for issuance under the Plan an additional 110,000 shares of Common Stock which may be authorized but unissued or treasury shares which brought the aggregate total shares of Common Stock under the Plan to 200,000. Pursuant to the 1998 Restatement, there is hereby reserved for issuance under the Plan such aggregate number of shares of Common Stock as does not exceed one percent (1%) of the total shares of outstanding Common Stock of the Company as of the last business day of the preceding fiscal year, provided that any shares described in this Section 4 which are not granted during a fiscal year shall not carry over and be available for grants in any subsequent fiscal year. All of such shares may, but need not, be issued pursuant to the exercise of stock options. If there is a lapse, expiration, termination or cancellation of any option prior to the issuance of shares thereunder, or if shares are issued upon the exercise of a stock option and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new benefits under this Plan. If payment for shares upon the exercise of an option is made in shares of Common Stock, the number of such shares delivered to the Company in payment for the exercise shall be added back to the shares available for issuance under the Plan.

         5. PARTICIPANTS. Participants will consist of all directors of the Company or the Bank or a subsidiary of either who are not full-time employees of the Company or the Bank or a subsidiary of either.

         6. TYPES OF BENEFITS. Benefits under the Plan shall consist of Non-qualified Stock Options and Stock Awards, each as hereinafter described.

         7. NON-QUALIFIED STOCK OPTIONS. All options granted under the Plan shall be Non-qualified Stock Options not entitled to special tax treatment under
Section 422 of the Internal Revenue Code of 1986, as amended. Non-qualified Stock Options shall consist of options to purchase shares of Common stock, at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Non-qualified Stock Options will be exercisable not earlier than one year and not later than ten years after the date they are granted. In the event that the optionee ceases to be a director for any reason, the right of the optionee to exercise any outstanding Non-qualified Stock Option shall terminate not later than twelve months after the optionee ceases to be a director. Further, if the optionee should die during a period when the optionee is no longer a director and in which the option remains exercisable, the right of the optionee's successor in interest to exercise a Non-qualified Stock Option shall terminate not later than twelve months after the date of death of such director. Notwithstanding the previous sentences, such twelve month period may be extended by the Committee in its sole discretion as determined on a case by case basis. However, in no event shall any Non-qualified

Stock Option be exercised more than ten years after its grant.

         8. ISSUANCE OF GRANT SHARES.

            (a) Each Non-qualified Stock Option granted under this Plan shall be evidenced by a written agreement in the form attached hereto as Exhibit A, or such other form as the Committee may approve from time to time.

            (b) Non-qualified Stock Options to purchase 3,000 shares of Common Stock shall be granted on or about May 1, 1998, and on or about each succeeding May 1, with such amount to be increased to 5,000 shares of Common Stock on May 1, 2002, and to be granted on or about each succeeding May 1, up to and including May 1, 2007, to each outside director of the Company and to each outside director of the Bank who is serving as a member of the Board of Directors of the Company or as a member of the Board of Directors of the Bank at the time of such grant. No grants of Non-qualified Stock Options shall be made under this Plan after May 1, 2007. Notwithstanding the foregoing, any outside director serving as a member of the Board of Directors of the Company and the Board of Directors of the Bank simultaneously shall be granted only one option to purchase 3,000 shares for any May 1 period.

            (c) Each outside director may choose to receive currently or on a deferred basis his or her directors' fees either in cash or in shares of Common Stock hereunder in accordance wit rules established by the Committee from time to time. Any such stock awards that are deferred hereunder shall be credited from time to time with dividend equivalents as determined by the Committee.

         9. ADJUSTMENT PROVISIONS.

            (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, or similar transaction) the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company and the value of each benefit shall not be changed.

            (b) In the case of any reorganization, sale, merger, consolidation or combination of the Company with or into another corporation other than a reorganization, sale, merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any participant to whom a stock option has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such option) thereafter and during the term of such option to receive upon exercise thereof the Acquisition Consideration (as hereinafter defined) receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof, receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

         10. NON-TRANSFERABILITY. Each option granted under the Plan shall not be transferable otherwise than by will, or the laws of descent and distribution, and shall be exercisable during the participant's lifetime only by the participant. In the event of the death of a participant, exercise shall be made only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the option shall pass by will or the laws of descent and distribution.

         11. LIMITATION OF RIGHTS. The award of any benefit under the Plan may also be subject to any other provisions (whether or not applicable to the benefit awarded to any other participant) which the Committee determines appropriate, including, without limitation, provisions for the installment purchase of Common Stock under stock options, restrictions on resale or other dispositions, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or the Bank will retain a Director for any period of time, nor compensate the Director at any particular rate, or at all. A Director shall have no rights as a shareholder with respect to the shares covered by his options until the date of issuance to said Director of a stock certificate evidencing exercise thereof. No adjustment will be made for dividends or other rights for which the record date is prior to the issue date of such stock certificate.

         12. TAXES. The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under the Plan after giving the person entitled to receive the shares notice as far in advance as practicable and the Company may defer making delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to rules which it may adopt, permit a participant to pay all or a portion of the taxes arising in connection with the exercise of a Non-qualified Stock Option by electing to have the Company withhold shares of Common Stock from the shares otherwise deliverable to the participant, having a fair market value equal to the amount to be withheld. The fair market value of any fractional shares remaining after payment of withholding taxes shall be paid to the participant in cash,

         13. DURATION AMENDMENT AND TERMINATION. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. The Board of Directors of the Company may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this section shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent.

         14. GOVERNING LAW. The Plan and all determinations made and action taken pursuant hereto shall be subject to and construed in accordance with the law of The Commonwealth of Massachusetts.

                                    AMENDMENT
                                     TO THE
                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                          DIRECTORS" STOCK OPTION PLAN

                                FEBRUARY 7, 2003

         This Amendment to the Boston Private Financial Holdings, Inc. Directors' Stock Option Plan (the "Plan") shall be effective as of February 7, 2003, upon ratification by the Board of Directors.

1. The third sentence of Section 7 of the Plan is hereby amended by deleting said sentence in its entirely and substituting therefore the following:

         "Non-qualified Stock Options will be exercisable not earlier than one year and not later than ten years after the date they are granted, UNLESS OTHERWISE PROVIDED BY THE COMMITTEE,"

2. Section 8 of the Plan is hereby amended by adding a subsection (d) at the end thereof as follows:

         "(d) Upon resignation or retirement from the Board, and provided the Director has served four three-year terms as a Director of the Company, each Director shall be awarded Non-Qualified Stock Options to purchase a total of 10,000 shares of Common Stock hereunder, subject to such restrictions, exercise limitations or other conditions as may be established from time to time by the Committee."

3. Except as specifically amended hereby, the Plan shall continue in full force and effect. From and after the date hereof, all references in any agreements covering awards granted under the Plan shall be deemed to be references to the Plan as hereby amended.